Exhibit 5.1
                              November 3, 2004


Capital City Bank Group, Inc.
217 North Monroe Street
Tallahassee, FL 32301

   Re: Capital City Bank Group, Inc.  -- Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as legal counsel for Capital City Bank Group, Inc., a corporation organized under the laws of the State of Florida (the "Company"), with respect to the Company's Registration Statement on Form S-8, as amended (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission on or about November 5, 2004, in connection with the Company's registration under the Securities Act of 1933, as amended, of (i) 75,000 shares of its common stock, par value $.01 per share (the "Common Stock"), issuable under the 2005 Director Stock Purchase Plan (the "Director Stock Purchase Plan"); (ii) 475,000 shares of the Company's Common Stock issuable under the 2005 Associate Stock Purchase Plan (the "Associate Stock Purchase Plan"); and (iii) 700,000 shares of the Company's Common Stock issuable under the 2005 Associate Stock Purchase Plan (the "Associate Incentive Plan" and together with the Director Stock Purchase Plan and the Associate Stock Purchase Plan, the "Plans").

     We are members of the Bar of the State of Florida and do not herein express any opinion as to matters governed by the laws of any jurisdiction other than the internal laws of the State of Florida (without reference to the choice-of-law or conflict-of-law provisions, principles or decisions under Florida law, or under any other state, federal or foreign law).

     As legal counsel for the Company, we have examined the corporate proceedings relating to the Plan and such other legal matters as we deemed appropriate for the purposes of rendering this opinion.

     We have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have assumed that all signatories were and are legally competent to execute and deliver the documents executed by each of them.

     Based upon and subject to the foregoing, and in reliance thereon, and subject to the qualifications hereinafter expressed, we are of the opinion that the shares of Common Stock to be issued under the Plans have been duly authorized for issuance and, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

     Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinion letter, we do not undertake to advise you of any changes in such laws or facts which may occur or come to our attention after the date hereof.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

     This Opinion Letter is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-X under the Securities Act of 1933, as amended, and, except as provided in the immediately preceding paragraph, may not be quoted, circulated or published in whole or in part or delivered to any other person, or relied upon by any other person, without the prior written consent of a shareholder of this law firm.

     The opinions set forth in this Opinion Letter are limited to matters expressly set forth and no opinion is to be implied or may be inferred beyond the matters expressly stated.



                                       Very truly yours,
                                       GUNSTER, YOAKLEY & STEWART, P.A.


                                       By: /s/ Gregory K. Bader
                                           ----------------------------
                                           Gregory K. Bader
                                           Authorized Signatory



GKB/MVM/DCS








Gunster, Yoakley & Stewart, P.A.
ATTORNEYS AT LAW